Founded in 1867...A Mutual Company...P.O. Box 40888, Cincinnati,
Ohio  45240

                   ANNUITANT:        John Doe
                   OWNER:            John Doe
                   CONTRACT NUMBER:  01234567
                   CONTRACT DATE:    April 05, 2001


WE PROMISE to pay the benefits of this contract in accordance with its terms.

LOOK AT THE APPLICATION FORMS. This contract is issued based on payment of the initial premium and the answers in the application (see copy attached). If all answers are not true and complete, this contract may be affected.

PLEASE READ THIS CONTRACT CAREFULLY. This is a legal contract between you and Union Central.

10 DAY RIGHT TO EXAMINE THE CONTRACT. IT IS IMPORTANT TO UNION CENTRAL THAT YOU ARE SATISFIED WITH THIS CONTRACT. YOU HAVE 10 DAYS AFTER YOU RECEIVE IT TO REVIEW THE CONTRACT. IF YOU ARE NOT SATISFIED, YOU MAY SEND IT BACK TO US OR GIVE IT TO OUR AGENT. IN SUCH CASE, THIS CONTRACT WILL BE VOID FROM THE BEGINNING. WE WILL REFUND, WITHIN 7 DAYS AFTER THIS CONTRACT IS RETURNED, ANY PREMIUMS PAID.

ALL ACCUMULATION VALUES AND ANNUITY PAYMENTS PROVIDED BY THIS
CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE
ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR
AMOUNTS.




              Signed for the Company at Cincinnati, Ohio


         /s/ David F. Westerbeck          /s/ John H. Jacobs

                Secretary                       President

                Flexible Premium Deferred Variable Annuity
                                Participating


                                       -----------------------
                                       Licensed Resident Agent



UC 8134                                                  01/02

INTRODUCTION
-------------------------------------------------------------

This is a flexible premium deferred variable annuity. This annuity contract provides that both the accumulation value and annuity payments may be either fixed or variable, or a combination of fixed and variable.

You determine the investment allocation for this annuity. You may allocate your premiums to either the guaranteed account or the variable account, or a combination of these accounts. If you select the guaranteed account, then your accumulation value and annuity payments will be fixed and guaranteed. If you select the variable account, your accumulation value and annuity payments will vary with the investment performance of the separate account's subaccounts. If you select both the guaranteed and variable accounts, then your values and payments will be fixed in part, and variable in part.

If you select the variable account, then you must allocate premiums among one or more subdivisions of the variable account.
 These subdivisions are identified in the contract application and on the schedule page.


CONTRACT INDEX
--------------------------------------------------------------

                                                           Page

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 4
Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Premiums. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Variable Account Provisions . . . . . . . . . . . . . . . . . 8
Guaranteed Account Provisions. . . . . . . . . . . . . . . . 11
Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . 11
Surrender Provisions. . . . . . . . . . . . . . . . . . . . .12
Charges and Deductions. . . . . . . . . . . . . . . . . . . .13
General Provisions. . . . . . . . . . . . . . . . . . . . . .14
Payment of Contract Benefits. . . . . . . . . . . . . . . . .16

Schedule Page
--------------------------------------------------------------
Initial Allocation of Net Premiums:     Money Source

Separate Account: Carillon Account

  SUBDIVISIONS OF THE VARIABLE ACCOUNT:
    [AIM VI CAP APPRECIATION            0]%
    [AIM VI GROWTH                      0]
    [ALGER AMERICAN LEVERAGED ALLCAP    0]
    [ALGER AMERICAN MIDCAP GROWTH       0]
    [AM CENTURY VP GROWTH & IN          0]
    [AM CENTURY VP VALUE                0]
    [MFS VIT EMERGING GROWTH            0]
    [MFS VIT INVESTORS TRUST            0]
    [MFS VIT HIGH INCOME                0]
    [MFS VIT NEW DISCOVERY              0]
    [MFS VIT TOTAL RETURN               0]
    [NEUBERGER BERMAN AMT GUARD         0]
    [OPPENHEIMER GLOBAL SEC/VA          0]
    [OPPENHEIMER MAIN ST/VA             0]
    [SCUDDER VSI CAP GROWTH             0]
    [SCUDDER VSI INTL                   0]
    [SCUDDER VSI MONEY MARKET           0]
    [SELIGMAN SMALLCAP VALUE CLASS 2    0]
    [SELIGMAN COMM & INFO CLASS 2       0]
    [SUMMIT BALANCED INDEX              0]
    [SUMMIT BOND                       25]
    [SUMMIT NASDAQ 100 INDEX            0]
    [SUMMIT RUSSELL 2000                0]
    [SUMMIT S&P MID CAP 400             0]
    [SUMMIT S&P 500 INDEX               0]
    [SUMMIT ZENITH                     25]
    [FTVIP TEMPLETON INTL CLASS 2       0]

    GUARANTEED ACCOUNT:               [50]
                                    -------
    TOTAL:                            100%

Transfer Charge:
  Current:        [$10]
  Maximum:        $100

Mortality and Expense Charge:
  Current:       [1.00%]
  Maximum:        2.00%

Administration Fee:

  Current:      [0.25%]
  Maximum:       0.25%

Contract Fee for any full or partial year: $30.00

Guaranteed Account Guaranteed Minimum Interest Rate: 3.00%

-------------------------------------------------------------


Annuitant:   John Doe       Contract Number:  01234567
Owner:       John Doe       Maturity Date:    February 01, 2058
Joint Owner: N/A            Contract Date:    April 05, 2001


UC 8134                        - 3 -

Schedule Page
--------------------------------------------------------------
Surrender Charge:

We impose a surrender charge on certain early surrenders. The amount of the surrender charge is a percentage of the amount withdrawn and is set forth below.

Contract       Surrender Charge
  Year            Percentage

  [  1               7%  ]
  [  2               7%  ]
  [  3               6%  ]
  [  4               5%  ]
  [  5               4%  ]
  [  6               3%  ]
  [  7               2%  ]
  [  8               1%  ]
  [  9 AND ABOVE     0%  ]

Partial surrenders totaling not more than 10% of the accumulation value may be made each contract year without a surrender charge being imposed. In no event will the cumulative total of all surrender charges exceed 9% of premiums.





Annuitant:   John Doe         Contract Number: 01234567
Owner:       John Doe         Maturity Date:   February 01, 2058
Joint Owner: N/A              Contract Date:   April 05, 2001


UC 8134                         -3A-

DEFINITIONS
------------------------------------------------------------

ACCUMULATION      Means the period before the maturity date and
PERIOD            during the lifetime of the annuitant.

ACCUMULATION      Means a unit of measure that is used to
UNIT              calculate the value of your interest in the
                  separate account (SA) before the maturity
                  date.

ACCUMULATION      Means the sum of the values of the guaranteed
VALUE             account and the variable account credited to
                  this contract.

ANNUITANT         Means the person(s) whose life is used to
                  determine the duration of any annuity payments
                  involving life contingencies.  The annuitant
                  is named in the application and on the
                  schedule page.

ANNUITY UNIT      Means a unit of measure that is used to
                  calculate variable annuity payments.

BENEFICIARY       Means the person(s) designated by you to
                  receive the death benefits from this contract
                  upon your death.

CALCULATION DATE  Means a date not more than 10 business days prior to the maturity date.

CONTRACT YEAR     Means a period of 12 consecutive months
                  beginning on the contract date or any
                  anniversary thereafter. The contract date is
                  shown on the schedule page.

DUE PROOF         Means one of the following:
OF DEATH          1. A certified copy of a death certificate;
                  2. A certified copy of a decree of a court of
                     competent jurisdiction as to the finding
                     of death;
                  3. A written statement by a medical doctor
                     who attended the deceased; and
                  4. Any other proof satisfactory to us.

FIXED ANNUITY     Means an annuity with payments fixed through-
                  out the annuity payment period.

GUARANTEED        Means this contract's value which is held by
ACCOUNT           The Union Central Life Insurance Company other
                  than those in its separate accounts (SA).

HOME OFFICE       Means the home office of The Union Central
                  Life Insurance Company which is:
                  1876 Waycross Road (P.O. Box 40888),
                  Cincinnati, Ohio  45240.

MATURITY DATE     Means the date on which annuity payments
                  will begin. This date shall be the
                  annuitant's 95th birthday unless an earlier
                  date is chosen by you.

NOTICE            Means  information we have received at
                  our home office which is written, is
                  signed by you, and is acceptable to us.

PORTFOLIO OR      Means a separate portfolio of one of the
FUND PORTFOLIO    mutual funds in which separate account (SA)
                  invests through its subaccounts, or its
                  successors and assigns.

SCHEDULE PAGE     Means the contract schedule page, or the
                  supplemental contract schedule page most
                  recently sent to you by us.

SEPARATE ACCOUNT  Means the Carillon Account of The Union
("SA")            Central Life Insurance Company.  The
                  separate account is divided into
                  several subaccounts.

John Doe
012345678

UC 8134                        -4-                      01/02

SUBACCOUNT(S)     Means one or more of the subaccounts of the
                  SA. Each subaccount is invested in a different
                  fund portfolio.

SUBDIVISION       Means the portion of your variable account
                  which is invested in a specific subaccount.

VARIABLE ACCOUNT  Means this contract's value which is invested in one or more subaccounts of the SA.

VARIABLE ANNUITY  Means an annuity with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in amount in relation to the investment experience of one or more specified subaccounts.

WE AND YOU        "We," "us," or "our" means The Union Central
                  Life Insurance Company.  "You" or "your" means
                  the owner of this contract.


John Doe
012345678

UC 8134                       -5-                       01/02

OWNERSHIP
---------------------------------------------------------------
GENERAL           The owner of this contract shall be the person
                  so named in the application or the latest
                  change filed with us.

CHANGE OF         Prior to the maturity date, you may assign the
OWNERSHIP         ownership of this contract by providing
                  notice.

CHANGE OF         Prior to the maturity date, you may name a
ANNUITANT         new annuitant.  Such change must be made by
                  written notice in a form acceptable to us and
                  received at our home office.

BENEFITS
---------------------------------------------------------------
ANNUITY BENEFITS  We will pay an annuity benefit to the
                  annuitant, if living, on the maturity date.
                  Annuity benefits will begin on the maturity
                  date and continue while the annuitant is
                  living, with monthly payments guaranteed for
                  10 years, unless you elect a different annuity
                  option at least 30 days before the maturity
                  date.  If you die after the annuity benefits
                  have begun, the entire remaining interest will
                  continue to be distributed to the annuitant,
                  if you are not also the annuitant, at least as
                  rapidly as under the annuity option being used
                  as of the date of your death.  If you are the
                  annuitant, we will continue to pay the
                  beneficiary, if a benefit is payable to a
                  beneficiary.

                  We may pay the accumulation value on the maturity date in one lump sum if it is less than $5,000. We may change the payment frequency to quarterly, semiannually or annually if the first monthly annuity payment would be less than $50.

                  At least 30 days before the maturity date you must select how the accumulation value will be used to provide the annuity benefit. Any election must be written in a form satisfactory to us and received at our home office. If you do not so select how you wish settlement to be effected, we will provide a fixed annuity.

                  If a variable annuity is used, subsequent annuity benefit payments will vary based on the investment experience of the subaccount(s) used to effect the annuity. The method used to calculate the amount of subsequent payments is described in the Variable Annuity Payments provision.

DEATH BENEFITS    Notwithstanding any provision to the contrary,
                  death benefits shall always be made in
                  accordance with the distribution requirements
                  of the Internal Revenue Code for annuity
                  contracts.

                  If the death benefit is paid before the
                  maturity date, the death benefit will be the greater of : (a) the accumulation value on the date that due proof of death is received; or
                  (b) the sum of all premiums paid, less any amounts deducted in connection with partial surrenders.


John Doe
012345678

UC 8134                      -6-                        01/02

                  Death of Owner. If you are an owner and if you die before the maturity date, the following will apply:

                  1. If your spouse is not the beneficiary, the death benefit will be paid to the named beneficiary:

                     a. upon written request it may be paid
                        under any option listed in the Payment
                        of Contract Benefits section of this
                        contract over a period not exceeding
                        the beneficiary's life expectancy. If
                        the death benefit is paid in
                        installments, the first installment
                        payment must be made no later than one
                        year after the date of your death; or
                     b. in a single sum. The beneficiary has the
                        option to elect to receive the single
                        sum any time within five years after the date of your death.

                     2. If your spouse is the beneficiary, your spouse may elect, by a written request to us, one of the following options:

                     a. to continue this contract as the
                        owner; or
                     b. to receive the death benefit under
                        any option listed in the Payment of
                        Contract Benefits section of this
                        contract over a period not exceeding
                        the beneficiary's life expectancy. If
                        the death benefit is paid in
                        installments, the first installment
                        payment must be made no later than one
                        year after the date of your death; or
                     c. to receive the death benefit in a single
                        sum. Your spouse may elect to receive
                        the single sum any time within five
                        years after the date of your death.

                  If none of these options is elected by your spouse within 45 days after we receive due proof of death, option a. above shall apply.

                  3.  If no beneficiary is living or if no
                  beneficiary has been named, at the date of your death, the death benefit will be paid in a single sum to the executor or administrator of your estate within five years after the date of your death.

                  Joint Owners. If this contract is owned jointly, the death of the first joint owner shall be treated as the death of the owner.

                  Death of Annuitant before the Maturity Date.
                  If you, the owner, are a different person from the annuitant, and the annuitant dies during your lifetime and before the maturity date, you will be treated as the annuitant. If you are not a natural person, and the annuitant dies before the maturity date, we will pay the death benefit to you in a single sum. You have the option to elect to receive the single sum any time within five years of the death of the annuitant.

                  Death of Annuitant on or after the Maturity
                  Date. If the annuitant dies on or after the maturity date, the death benefit, if any, will depend on the annuity option in effect on the date of the annuitant's death.

                  Death of Beneficiary.  Unless otherwise
                  provided, if any beneficiary dies before, at the same time as, or within 30 days after your death, that beneficiary will be treated as if their death occurred before yours.


John Doe
012345678

UC 8134                          -7-                       01/02

PREMIUMS
---------------------------------------------------------------
GENERAL           All premiums under this contract are payable
                  at our home office or such other place as we
                  may designate.

                  No premium may be paid under this contract unless it is at least $50. Premiums may be paid at any time. The amount of the premium may be increased or decreased any time subject to the $50 minimum and a maximum of $10,000 per contract year. We may waive the $10,000 per year maximum, but waiver in one instance does not constitute waiver for additional premiums.

NET PREMIUM       The net premium is the premium less any
                  premium tax.

ALLOCATION OF     You determine the allocation of the net
NET PREMIUM       premiums between the guaranteed account and
                  the variable account.  You may allocate the
                  net premiums totally to the guaranteed
                  account, totally to the variable account or
                  partially to both accounts.  The minimum
                  amount of any net premium that you can
                  allocate to the guaranteed account or any
                  subdivision of the variable account is $10.

                  If you allocate a part or all of your premiums to the variable account, then you will further allocate that portion of your premiums among one or more subdivisions of the variable account. To the extent that you allocate premiums to the variable account, your accumulation value will be subject to the investment experience of the SA.

                  Premiums that you allocate to the guaranteed account will be guaranteed a minimum value.
                  We will credit interest to amounts allocated to the guaranteed account at a rate of at least the guaranteed interest rate as shown on the schedule page, compounded annually.
                  We may credit a higher rate of interest to such amounts, but we are not required to do so.

                  When we receive the premiums, the net premiums
                  will be allocated in accordance with the net
                  premium allocation percentages shown in the
                  application or as of the most recent change of
                  allocation received from you. No allocation
                  will be made prior to the contract date. You
                  may change the allocation of subsequent
                  premiums at any time, without charge, by
                  giving us written notice.
VARIABLE ACCOUNT PROVISIONS
---------------------------------------------------------------
SEPARATE ACCOUNT  The separate account is shown on the schedule page.  It is a unit investment trust
                  registered with the Securities and Exchange
                  Commission under the Investment Company Act
                  of 1940.  It is established under the laws of
                  Ohio.  The assets in the separate account are
                  kept separate from our general assets and
                  assets of other separate accounts.

SUBACCOUNTS       The separate account is divided into
                  subaccounts, each of which invests in a
                  different portfolio.

John Doe
012345678

UC 8134                        -8-                        01/02

CREDITING OF      We will credit net premiums allocated to the
ACCUMULATION      variable account in the form of variable
UNITS             accumulation units.  The number of variable
                  accumulation units to be credited to this
                  contract for each subdivision of the variable
                  account will be determined by dividing the net
                  premium allocated to each subdivision of the
                  variable account by the accumulation unit
                  value for the corresponding subaccount as of
                  the end of the valuation period during which
                  the premium is received.  In the case of the
                  initial premium, accumulation units will be
                  credited on the later of these dates:

                  1. the contract date; or
                  2. the date we receive the premium.

                  Accumulation units are credited when amounts are transferred into a subaccount.
                  Accumulation units are deducted when the charges and deductions are assessed or when amounts are partially surrendered or transferred, including transfer charges, out of a subaccount.

VARIABLE ACCOUNT  At any time prior to the maturity date, the variable account of this contract equals the sum for all subdivisions of the variable account of (1) times (2) where:

                  1. equals the number of accumulation units
                     credited to a subdivision of the variable account; and
                  2. equals the value of the appropriate
                     accumulation unit.

VALUATION DATE    A valuation date is any date on which the New
AND VALUATION     York Stock Exchange is open for trading and we
PERIOD            are open for business.  The assets of each
                  subaccount will be valued on each valuation
                  date.  A valuation period is a period
                  beginning with the close of the New York Stock
                  Exchange on a valuation date and ending at the
                  close of the New York Stock Exchange  for the
                  next valuation date.

ACCUMULATION      The value of a variable accumulation unit for
UNIT              each subaccount was arbitrarily set at $10
                  when funds were first credited to the
                  respective subaccount.  The variable
                  accumulation unit value for any subsequent
                  valuation period is determined by multiplying
                  the variable accumulation unit value for the
                  immediately preceding valuation period by the
                  "net investment factor" for the valuation
                  period for which the value is being
                  determined.  The value of a variable
                  accumulation unit may increase or decrease
                  from one valuation period to the next.

NET INVESTMENT    The net investment factor is an index that
FACTOR            measures the investment performance of a
                  subaccount from one valuation period to the
                  next.  The net investment factor for each
                  subaccount for any valuation period is
                  determined by dividing (1) by (2) and
                  subtracting (3) from the result, where:

                  1. is the net result of:
                     a. the net asset value per share of a
                        portfolio share held in the subaccount
                        determined as of the end of the current
                        valuation period, plus
                     b. the per share amount of any dividend or
                        capital gain distributions made by the
                        portfolio on shares held in the
                        subaccount if the "exdividend" date
                        occurs during the current valuation
                        period, plus or minus


John Doe
012345678

UC 8134                       -9-                         01/02

                     c. a per share charge or credit for any
                        taxes incurred by or reserved for in the subaccount, which is determined by us to have resulted from the maintenance of the subaccount; and
                  2. is the net result of:
                     a. the net asset value per share of a
                        portfolio share held in the subaccount
                        determined as of the end of the
                        immediately preceding valuation period
                        (adjusted for an "exdividend"), plus or
                        minus
                     b. the per share charge or credit for any
                        taxes reserved for the immediately
                        preceding valuation period; and
                  3. is a factor representing the charges
                     deducted from the subaccounts on a daily basis for administrative expenses and mortality and expense risks. Such factor is equal on an annual basis to the amount shown on the schedule page.

VARIABLE ANNUITY  The amount of the first variable annuity
PAYMENT payment is determined by applying the variable account accumulation value of your contract, measured as of the calculation date (minus any applicable premium taxes), to the appropriate
                  Option Table contained in this contract. This is done separately for each subdivision of the variable account. We will determine subsequent payments by dividing the first payment derived from each subdivision of the variable account by the annuity unit value determined as of the calculation date. This number of annuity units is then multiplied by the annuity unit value for each subsequent determination date which is a uniformly applied date not more than 10 business days before payment is due.

ANNUITY UNIT      The value of an annuity unit for each
VALUE             subaccount was arbitrarily set at $10 when
                  funds were first credited to the respective
                  subaccount. Subsequently, the value of an
                  annuity unit in each subaccount for any
                  valuation period is determined as follows:

                  (a) the net investment factor for each
                      subaccount for the valuation period for
                      which the annuity unit value is being
                      calculated is multiplied by the value of the annuity unit on the preceding valuation date; and
                  (b) the result is adjusted to compensate for
                      the interest rate assumed in the Option
                      Tables used to determine the first
                      variable annuity payment.

                  The dollar value of annuity units may change from one valuation period to the next.

ADDITION,         We reserve the right, subject to compliance
DELETION, OR      with applicable law, to make additions to,
SUBSTITUTION OF   deletions from, or substitution for the
INVESTMENTS       portfolio shares that are held by the separate
                  account or that the separate account may
                  purchase.  We reserve the right to eliminate
                  the shares of any of the eligible portfolios
                  and to substitute shares of another portfolio,
                  or of another open-end, registered investment
                  company, if the shares of an eligible
                  portfolio are no longer available for
                  investment, or if in our judgment further
                  investment in any eligible portfolio should
                  become inappropriate in view of the purposes
                  of the separate account.  We will not
                  substitute any shares attributable to your
                  interest in a subaccount without notice to you
                  and prior approval of the Securities and
                  Exchange Commission, to the extent required by
                  the Investment Company Act of 1940.  Nothing
                  contained herein shall prevent the separate
                  account from purchasing other securities for
                  other series or classes of policies, or from
                  effecting a conversion between series or
                  classes of policies on the basis of requests
                  made by owners.



John Doe
012345678

UC 8134                      -10-                        01/02

                  We reserve the right to establish additional subaccounts, each of which would invest in a new portfolio, or in shares of another open-end investment company. We also reserve the right to eliminate existing subaccounts.

                  In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect such substitution or change. If deemed by us to be in the best interest of persons having voting rights under the policies, the separate account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                  The investment contract of the separate
                  account will not be changed without the
                  approval of the Insurance Commissioner of the
                  State of Ohio.  If required, the approval
                  process is on file with the Commissioner of
                  the state in which this contract is issued.
GUARANTEED ACCOUNT PROVISIONS
----------------------------------------------------------------
GUARANTEED        The guaranteed account of your contract at
ACCOUNT           any time equals:

                  1. the total of all net premiums allocated to
                     the guaranteed account; plus
                  2. the total of all amounts transferred to the
                     guaranteed account from the variable
                     account; minus
                  3. the total of all amounts transferred from
                     the guaranteed account to the variable
                     account (including the transfer fee); minus
                  4. the total of all partial surrenders from
                     the guaranteed account (including any
                     surrender charges); plus
                  5. interest.

GUARANTEED        The guaranteed interest rate used in the
ACCOUNT INTEREST  calculation of the guaranteed account is found
RATE              on the schedule page.  Interest in excess of
                  the guaranteed rate may be used in the
                  calculation of the guaranteed account at such
                  increased rates and in such a manner as we
                  may determine.

FIXED ANNUITY     We guarantee the amount of fixed annuity
PAYMENTS          payments.  The payment amount depends only
                  on the annuity option elected, the age (and
                  possibly sex) of the annuitant, and the
                  amount applied to purchase the fixed
                  annuity, in accordance with the Option
                  Tables contained in the contract.
TRANSFERS
----------------------------------------------------------------
TRANSFERS BEFORE  Before the maturity date you may transfer
MATURITY DATE     amounts between the guaranteed account and
                  subdivisions of the variable account or among
                  subdivisions.  Transfers from subdivisions of
                  the variable account will be made based on
                  the accumulation unit values at the end of
                  the valuation period during which we receive
                  the request for transfer.  You must transfer
                  at least $300 or, if less, the entire amount
                  in the guaranteed account or a subdivision
                  each time you make a transfer.  If after the
                  transfer the amount remaining in the
                  guaranteed account or any subdivision of the

John Doe
012345678

UC 8134                      -11-                        01/02

                  variable account from which the transfer is made is less than $25, then we will transfer the entire amount instead of the requested amount. A transfer charge as shown on the schedule page will be imposed for each transfer. The charge will be deducted from the account from which the transfer is made.

TRANSFERS AFTER   After annuity payments have been made for
MATURITY DATE     at least 12 months, you may, no more than
                  once each 12 months, change all or part of
                  the investment upon which your annuity
                  payments are based from one subaccount to
                  another.  After your death, the annuitant
                  assumes this right.  To do this, we will
                  convert the number of annuity units being
                  changed to the number of annuity units of the
                  subaccount to which you are changing so as to
                  result in the next annuity payment being of
                  the same amount that it would have been
                  without the change.  After that, annuity
                  payments will reflect changes in the values
                  of your new annuity units.  You must give us
                  notice at least 30 days before the due date
                  of the first annuity payment to which the
                  change will apply.

                  No transfers may be made with respect to
                  fixed annuity payments.
SURRENDER PROVISIONS
----------------------------------------------------------------
PAYMENT OF        You may totally or partially surrender the
SURRENDERS        contract and receive all of the accumulation
                  value at any time before the earlier of the
                  death of the annuitant or the maturity date,
                  by sending us a written request.  We will pay
                  all surrenders from the variable account
                  within seven days of receipt of the written
                  request, subject to postponement for any
                  period during which the New York Stock
                  Exchange is closed for trading (except for
                  normal holiday closing) or when the Securities
                  and Exchange Commission has determined that a
                  state of emergency exists. We reserve the
                  right to postpone surrenders from the
                  guaranteed account for up to six months after
                  we receive the request.

TOTAL SURRENDERS  If you are totally surrendering the contract, we will deduct the surrender charge, if
                  applicable, and the administration fee from the amount paid.

PARTIAL SURRENDER If you are partially surrendering the
                  contract, you should specify the amounts that should be withdrawn from the guaranteed account or each subdivision of the variable account. If you do not so specify, the requested amount will be withdrawn from the guaranteed account and each subdivision of the variable account in which you have an interest, in the same proportion that your interest therein bears to the accumulation value. You may pre-authorize periodic surrenders by entering into a separate agreement with us. Under this agreement, you may withdraw part of your accumulation value at a regular interval chosen by you.
                  You may choose to withdraw a level dollar amount or a percentage of your accumulation value. If you choose the latter, the accumulation value for the first year you choose to make these withdrawals is set on the date we approve your request. In later years, the accumulation value is set on the first day of the contract year. These surrenders may be subject to the 10% federal tax on early withdrawals. We will deduct the surrender charge, if applicable, from the accumulation value remaining after the payment of the requested amount.



John Doe
012345678

UC 8134                        -12-                  01/02

FREQUENCY AND     You may make as many partial surrenders as you
AMOUNT OF         wish.  Any surrender from the guaranteed
SURRENDERS        account or a subdivision of the variable
                  account must be at least $100 or the entire
                  balance of the guaranteed account or
                  subdivision of the variable account.  If,
                  after the surrender (and deduction of any
                  surrender charge), the amount remaining in
                  the guaranteed account or a subdivision is
                  less than $25, then we may consider the
                  surrender request to be a request for
                  surrender of the entire amount held in the
                  guaranteed account or subdivision.  If a
                  partial surrender would reduce the
                  accumulation value to less than $100, then
                  we may treat the partial surrender request
                  as a total surrender of the contract.
CHARGES AND DEDUCTIONS
----------------------------------------------------------------
MORTALITY AND     To compensate us for assuming the mortality
EXPENSE RISK      and expense risks, we deduct from the variable
CHARGE            account a charge each valuation period.  The
                  current charge is shown on the schedule page
                  as is the maximum effective annual rate that
                  can be charged.  We will deduct the charge
                  from each subdivision of the variable account
                  in the same proportion that the value of each
                  subdivision bears to the variable account.

SURRENDER CHARGE  A surrender charge is imposed on total and partial surrenders other than those made pursuant to the death of the annuitant or upon annuitization under the contract. The amount of the charge and the period for which it will be assessed are shown on the schedule page.

ADMINISTRATION    During the accumulation period we deduct an
FEE               annual administration fee of $30 as partial
                  compensation for the cost of providing and/or
                  purchasing certain administrative services.
                  The fee is not imposed during the annuity
                  period.

                  The administrative fee is deducted on the anniversary date. It is withdrawn from the guaranteed account or any subdivision of the variable account in which you have an interest, in proportion to their value. If the contract is totally surrendered on any date other than the last day of any contract year, we will deduct the full amount of the administrative fee from the amount paid.

                  We also deduct from the variable account a charge each valuation period at an effective annual rate of .25% to partially defray the expenses of maintaining the contract.

TAXES We will charge certain taxes against your premiums, accumulation value, or annuity payments, when incurred. These taxes include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from:
                    1. the establishment or maintenance of the
                       variable account; or
                    2. from the investment experience of the
                       variable account; or
                    3. from the receipt by us of the premium; or
                    4. from the issuance of this contract, or
                    5. from the commencement or continuance of
                       annuity payments under this contract.


John Doe
012345678

UC 8134                         -13-                      01/02

GENERAL PROVISIONS
---------------------------------------------------------------
ENTIRE CONTRACT   This contract is a legal contract that you
                  have entered into with us.  The entire
                  contract consists of this contract, any
                  endorsements, schedule pages, amendments,
                  and the  attached copy of the application
                  and supplemental applications.  Any change
                  in the contract must be written and signed
                  by our President, one of our Vice Presidents,
                  our Secretary or Assistant Secretary.  No
                  agent or person other than the above-named
                  has the authority to change or modify this
                  contract or waive any of its provisions. Words
                  that can be interpreted as singular or plural
                  shall mean both singular and plural.

BENEFICIARY       The primary and any contingent beneficiaries
                  of this contract are named in the application.
                  If changed, the beneficiary is as shown in the
                  latest change. Unless the beneficiary
                  designation provides otherwise, any death
                  benefits will be divided equally among
                  beneficiaries of the same class.  The
                  contingent beneficiary will receive the death
                  benefits if no primary beneficiary is living
                  at the time of the event giving rise to the
                  benefit payment.  Prior to the maturity date,
                  if no beneficiary survives you, your estate
                  will be the beneficiary.  The interest of any
                  beneficiary is subject to that of any
                  assignee.

CHANGE OF         You may change the beneficiary, unless an
BENEFICIARY       irrevocable designation has been made.  Any
                  such change must be made by written notice
                  in a form acceptable to us and received at
                  our home office.  If you die after the
                  maturity date, the annuitant may change
                  the beneficiary unless an irrevocable
                  designation has been made.

CHANGE IN         Prior to the maturity date, you may change
MATURITY DATE     the maturity date by written request at least
                  30 days before the previously specified
                  maturity date.  After the election, the new
                  maturity date will become the maturity date.

ASSIGNMENT        You may assign this contract.  No assignment
                  will be binding on us unless it is written in
                  a form acceptable to us and received at our
                  home office.  We will not be responsible for
                  the validity of any assignment.  We will not
                  be liable for any payments we make or actions
                  we take before we receive notice of an
                  assignment.

CLAIMS OF         Any accumulation value, before paid, under
CREDITORS         this contract, will not be subject to the
                  claims of a beneficiary's creditors, except as
                  required by law.

MISSTATEMENT AND  We may require proof of age, sex, or
PROOF OF AGE,     survival of any person upon whose age, sex,
SEX OR SURVIVAL   or survival any payments depend.

                  If the age or sex of the annuitant has been misstated, the benefits will be those which the premiums would have provided for the correct age and sex. If we have made incorrect annuity payments, we will adjust future payments. The adjustments will reflect any overpayment or underpayment.


John Doe
012345678

UC 8134                          -14-                      01/02

DIVIDEND As long as this contract is in force, you will receive any dividends declared by us. It is anticipated that no dividends will be declared.

                  You have these options:
                    1. take the dividends in cash; or
                    2. use the dividends to be credited as
                       additional accumulation units with
                       respect to the variable account or
                       added to the guaranteed account.

                  You may choose either option or change options by notice to us. If none is chosen, the second option will be used.

REPORTS At least once a year we will send you a report showing:

                    1. the accumulation unit value as of the
                       beginning date of the report;
                    2. the accumulation unit value as of the
                       ending date of the report;
                    3. the total number of accumulation units as
                       of the ending date of the report;
                    4. the value of the guaranteed account
                       and/or each subdivision of the variable
                       account on the beginning date of the
                       report;
                    5. the value of the guaranteed account
                       and/or each subdivision of the variable
                       account on the ending date of the report;
                       and
                    6. the gain or loss for each subdivision of
                       the variable account and/or the
                       guaranteed account.

                  For the column headings within the report, the accumulation unit is referred to as "unit."

INSULATION        The assets of SA are not chargeable with
                  liabilities arising out of any other business
                  we may conduct.

OWNERSHIP OF      We shall have exclusive and absolute ownership
ASSETS            and control of our assets, including the
                  assets of SA.

MODIFICATION      We may not modify this contract without
OF CONTRACT       your consent except:

                  1. to make the contract meet the requirements
                     of the Investment Company Act of 1940;
                  2. to make the contract comply with any
                     changes in the Internal Revenue Code; or
                  3. as required by any other applicable law in
                     order to continue treatment of the contract as an annuity.

INCONTESTABILITY  We cannot contest this contract after it has been in force during the lifetime of the annuitant for a period of two years from the date of issue.

John Doe
012345678

UC 8134                        -15-                      01/02

WAIVER OF         Notwithstanding the surrender charge described
SURRENDER         on the contract schedule page, the surrender
CHARGES           charge will be waived in the event (a) or (b)
                  below:

                  (1) You become confined in a qualified
                      institution for a period of at least 30
                      consecutive days after the contract date, subject to the following:

                     (a) You must be a natural person (not a
                         Trust, Corporation, or other legal
                         entity).
                     (b) You must have been an owner of this
                         contract continuously since the
                         contract date.
                     (c) You were not confined in a qualified
                         institution at any time during the 60
                         day period just prior to the contract
                         date.
                     (d) We receive a written request for a full
                         or partial surrender along with due
                         proof of confinement within 12 months
                         following such confinement.
                     (e) A "qualified institution" means any
                         licensed hospital or licensed skilled
                         or intermediate care nursing facility
                         at which:
                         (i)  medical treatment is available on
                              a daily basis; and
                         (ii) daily medical records are kept for
                              each patient.

                   (2) You acquire a terminal illness after the
                       contract date, subject to the following:

                       (f) You must be a natural person (not a
                           Trust, Corporation, or other legal
                           entity).
                       (g) You must have been an owner of this
                           contract continuously since the
                           contract date.
                       (h) You Must have less than 12 months to
                           live.
                       (i) We must receive a written statement
                           for full or partial surrender
                           together with a certificate from your
                           attending physician stating your life
                           expectancy and any other proof we may
                           require.
                       (j) "Physician" means a medical doctor
                           licensed in the United States who:
                           (i)  is operating within the scope
                                of that license; and
                           (ii) is not the owner and is not
                                related to the owner.
PAYMENT OF CONTRACT BENEFITS
---------------------------------------------------------------
GENERAL           Annuity benefits under this contract are
                  payable in accordance with the Option Tables
                  given below or under such other annuity
                  options as we may agree to.

ALTERNATE         Instead of an annuity in accordance with the
ANNUITY OPTIONS   Option Tables given below, you may choose an
                  alternate type of fixed annuity payment. Such
                  alternate annuity option shall be based on
                  rates at least as favorable as those for fixed
                  dollar single premium immediate annuities
                  being issued by us on the maturity date. They
                  may only be elected within 30 days before that
                  date.




John Doe
012345678

UC 8134                        -16-                        01/02

DESCRIPTION OF    Option 1:  Life Annuity
ANNUITY OPTIONS

                  (a) Nonrefund. We will make payments during
                      the lifetime of the annuitant.  No
                      payments are due after the death of the
                      annuitant.

                  (b) 5-Years Certain.  We will make payments
                      for 5 years and after that during the
                      lifetime of the annuitant.  No payments
                      are due after the death of the annuitant or, if later, the end of the 5-year period certain.

                  (c) 10-Years Certain.  We will make payments
                      for 10 years and after that during the
                      lifetime of the annuitant.  No payments
                      are due after the death of the annuitant or, if later, the end of the 10-year period certain.

                  (d) Installment Refund. We will make payments
                      for a period certain and after that during the lifetime of the annuitant. No payments are due after the death of the annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this Installment Refund
                      Option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

                  Option 2:  Joint and Survivor Life Annuity

                  (a) Joint and Survivor Nonrefund.  We will
                      make payments during the joint lifetime of the annuitant and contingent annuitant.
                      Payments will then continue during the
                      remaining lifetime of the survivor of
                      them. No payments are due after the death of the last survivor of the annuitant and contingent annuitant.

                  (b) Joint and Survivor with 10-Years Certain.
                      We will make payments for 10 years and
                      after that during the joint lifetime of
                      the annuitant and contingent annuitant.
                      Payments will then continue during the
                      remaining lifetime of the survivor of
                      them.  No payments are due after the
                      death of the survivor of the annuitant
                      and contingent annuitant or, if later,
                      the end of the 10-year period certain.



John Doe
012345678

UC 8134                          -17-                      01/02

           Flexible Premium Deferred Variable Annuity
                            Participating


UC 8134